UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 27, 2015

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction

of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 27, 2015, Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report that its wholly owned subsidiary, Centennial Bank, had acquired the Florida Panhandle banking operations of Doral Bank (“Doral Florida”) through an alliance agreement with Banco Popular of Puerto Rico (“Popular”), who was the successful lead bidder to acquire assets and liabilities of the failed Doral Bank of San Juan, Puerto Rico (“Doral Bank”), from the Federal Deposit Insurance Corporation (“FDIC”). Centennial Bank entered into a back-to-back purchase and assumption agreement with Popular effective upon the FDIC’s receivership of Doral Bank and Popular’s entry into a Purchase and Assumption Agreement with the FDIC, as receiver for Doral Bank, on February 27, 2015 (“Primary P&A Agreement”). Pursuant to the agreement with Popular, Centennial Bank acquired substantially all of the assets and assumed all of the deposits and certain liabilities of Doral Florida. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by Popular and Centennial Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of February 27, 2015.

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, and its ability to successfully integrate acquisitions. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 1.01	Entry Into a Material Definitive Agreement

Effective February 27, 2015, Centennial Bank assumed all deposits and acquired substantially all of the assets and certain liabilities of Doral Florida from Popular (the “Acquisition”), the successful lead bidder for the failed Doral Bank, pursuant to the terms of a Purchase and Assumption Agreement entered into between Centennial Bank and Popular on February 18, 2015 (the “Agreement”).

Under the terms of the Agreement, Centennial Bank acquired approximately $43.9 million in assets, consisting almost entirely of loans held by Doral Bank in connection with its Doral Florida operations. Centennial Bank also assumed approximately $466.3 million in liabilities, consisting almost entirely of customer deposits held by Doral Florida. Centennial Bank did not acquire any of Doral Bank’s non-performing loans or other real estate owned. In addition, no assets were acquired or liabilities assumed from Doral Bank’s parent entity or from Doral Bank’s operations outside of the Florida Panhandle.

The deposits were acquired at no premium and assets were acquired at a discount to Doral Bank’s historic book value as of February 27, 2015 of approximately $5.9 million, subject to customary adjustments. In connection with the Acquisition, Popular has made a payment to Centennial Bank in the amount of approximately $428.2 million in settlement for the net equity received, assets discount bid and other customary closing adjustments. The cash payment is also subject to customary post-closing adjustments based upon the final closing date balance sheet for Doral Bank. The terms of the Agreement provide for Popular to indemnify Centennial Bank against certain claims, including claims with respect to liabilities of Doral Bank not assumed or otherwise purchased by Centennial Bank arising after February 27, 2015. Additionally, the Primary P&A Agreement provides for the FDIC to indemnify Centennial Bank against certain claims, including claims with respect to the liabilities of Doral Bank not assumed or otherwise purchased by Centennial Bank, claims made by creditors of Doral Bank with respect to obligations arising before the Acquisition, claims made by shareholders or former directors, officers, employees or agents of Doral Bank, claims based on any prior action or inaction by Doral Bank’s directors, officers, employees or agents, and certain other claims.

The Agreement contains no loss-sharing agreements with Popular or the FDIC in connection with the Acquisition. However, the Agreement granted Centennial Bank a put option for a certain time period after the closing date to put certain of the purchased loans back to Popular and ultimately the FDIC. Centennial Bank did not acquire the real estate, banking facilities, furniture and equipment of Doral Florida as part of the Acquisition but may utilize the Doral Florida banking facilities during the 150-day conversion period and must assume and pay any obligations imposed by the FDIC if Centennial Bank retains any such facility beyond the conversion period. Centennial Bank has entered into a customary transition services agreement with Popular.

All capitalized terms used herein but not otherwise defined are ascribed the meanings as given in the Agreement. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 27, 2015, Home BancShares, Inc. issued a press release announcing that its wholly owned subsidiary Centennial Bank has acquired the Florida Panhandle banking operations of Doral Bank through an alliance agreement with Banco Popular of Puerto Rico, the successful lead bidder to acquire assets and liabilities of the failed Doral Bank of San Juan, Puerto Rico, from the FDIC. Centennial Bank will not receive any loss-share from the FDIC for the Doral Florida assets acquired. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Purchase and Assumption Agreement Between Banco Popular de Puerto Rico and Centennial Bank, dated as of February 18, 2015.

2.2	Purchase and Assumption Agreement all Deposits among Federal Deposit Insurance Corporation, Receiver of Doral Bank. San Juan Puerto Rico, Puerto Rico Federal Deposit Insurance Corporation and Banco Popular de Puerto Rico, dated as of February 27, 2015 (incorporated by reference to Exhibit 10.25 to Banco Popular de Puerto Rico’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by Banco Popular de Puerto Rico on March 2, 2015 (Commission File No. 001-34084)).

99.1	Press Release: Home BancShares and Centennial Bank Announce FDIC-Assisted Acquisition of Loans and Deposits (incorporated by reference to Exhibit 99.1 to Home BancShares’ Current Report on Form 8-K, filed on February 27, 2015 (Commission File No. 000-51904)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: March 4, 2015	/s/ Brian Davis
Brian Davis
Chief Accounting Officer